FIRST AMENDMENT TO AMENDED AND RESTATED
JOINT MARKETING AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED JOINT MARKETING AGREEMENT (this "Amendment"), dated June 18, 2018 ("Amendment Effective Date"), is by and among Elastic Marketing, LLC, a Delaware limited liability company fka Elevate@Work, LLC with an address located at 4150 International Plaza, Suite 300, Fort Worth, Texas 76109 ("EM") and Republic Bank & Trust Company, a Kentucky banking corporation with an address located at 601 W. Market Street, Louisville, Kentucky 40202 ("RB").

Recitals

A.    The Parties entered into that certain Amended and Restated Joint Marketing Agreement, dated as of July 1, 2015 ("Original Agreement").

B.    The Parties mutually wish to amend the Original Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows.

Agreement

1.Definitions. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meanings as set forth in Original Agreement. The Agreement shall mean the Original Agreement as amended by this Amendment.
2.Name Change. RB hereby acknowledges that EM has changed its name from Elevate@Work, LLC to Elastic Marketing, LLC. Accordingly, all references to "E@W" in the Original Agreement are hereby revised to read "EM."
3.RB Responsibilities.
(a)    The following sentence is hereby added after the first sentence of Section 1(a) of the Original Agreement, which shall provide as follows:
"For purposes of clarification, subject to compliance with applicable Law, RB reserves the right not to approve any Application for any reason in its sole discretion and the right to instruct EM not to accept additional Applications."
(b)    The following sentence is hereby added as the last sentence of Section 1(a) of the Original Agreement, which shall provide as follows:
"EM shall not waive or modify any loan terms except in accordance with the Program Guidelines."
4.EM Responsibilities. Section 2(a)(i) of the Original Agreement is hereby deleted and replaced with the following:
"(i)    E@W shall perform services reasonably required to market the Program within parameters established by RB through one or more websites or other marketing channels through which applicants (“Applicants”) may submit applications developed by RB (“Applications”) to open Accounts. For purposes of clarification, EM shall only use the application form specified by RB. Such services shall include (A) acquiring, scrubbing and managing lead lists, (B) preparing and distributing product offerings and associated marketing materials, including pre-qualified offers, as approved by RB, (C) developing and placing internet, print media, radio and television advertising, (D) designing and developing websites, (E) compensating third parties that provide marketing services in relation to the Program, and (F) subject to RB’s approval, delivering all notices and disclosures required by applicable Law with each solicitation. In connection therewith, E@W shall comply with applicable Law including, without limitation, the CAN-SPAM Act of 2003."
5.Marketing of Accounts.
(a)    The third sentence of Section 2(b)(ii) of the Original Agreement is hereby deleted and replaced with the following:
"RB has the sole discretion to determine whether to approve any Applicant for an Account and EM shall not use discretion or independent judgment to approve any Application that does not meet the requirements of RB’s underwriting criteria."
(b)    The last sentence of Section 2(b)(iv) of the Original Agreement is hereby deleted and replaced with the following:
"For purposes of clarification, (Y) RB and EM shall ensure that all marketing materials used by EM comply with all applicable Laws and shall be subject to prior review and approval of RB. RB shall have the right to provide written notice to EM to discontinue use of any marketing materials, even if such materials were previously been approved by RB and (Z) marketing materials include all flyers, brochures, advertisements, websites, banner or pop-up ads or other internet-based content used to promote the Program."
6.Reports; Access to Books and Records and Employees. The last sentence of Section 2(c)(iii) of the Original Agreement is hereby deleted and replaced with the following:

a.
"(c)    Such report shall include the name and address of the complaining Borrower, a brief summary of the Borrower’s complaint. EM shall also maintain a complaint program that ensures tracking, monitoring and trending of both escalated and non-escalated complaints. The complaint program must include root cause analysis and procedures to effect appropriate changes to mitigate future possible consumer harm. Documentation and intelligence gathered from consumer complaints should be organized, retained and used as a part of the CMS and in scoping periodic reviews. The complaint program shall include a tracking system which shows the status of each complaint, and, if resolved, a brief summary of how the complaint was resolved. When attempting to resolve any complaints, EM shall use reasonable commercial efforts to resolve the complaint in the manner specified in writing by RB. EM will provide a log of all complaints in the format agreed upon with RB within ten (10) business days of end of each calendar month."

7.Anti-Money Laundering and CIP. Section 2(g) of the Original Agreement is hereby deleted and replaced with the following:
"(g)    Anti-Money Laundering and CIP. EM has been or will be provided with a copy of RB’s compliance document titled “ANTI-MONEY LAUNDERING REQUIREMENTS” (the “AML Requirements”), attached as Exhibit E. EM will comply with the AML Requirements as the same are amended by RB from time to time. Such obligation shall include, but not be limited to the following:
(i)    EM shall review customer information regarding each such Applicant, and shall be responsible for ensuring that each such Borrower meets the requirements of RB’s Customer Identification Program (“CIP”), as required by Applicable Law and the AML Requirements.
(ii)    EM shall comply with all Office of Foreign Assets Control (“OFAC”) regulations, including but not limited to:

(1)ensuring that all Applicants are regularly screened through a screening system implemented to comply with OFAC regulations and the AML Requirements; and
(2)complying with all OFAC and RB directives regarding the prohibition or rejection of unlicensed trade and financial transactions with OFAC specified countries, entities and individuals.
(iii)    EM shall report any suspicious activity to RB and in accordance with applicable Law and the AML Requirements.
(iv)    EM shall make all training records available for review by RB or a Governmental Authority."
8.Compliance and Program Features; Program Manager. Section 2(j)(iii) of the Original Agreement is hereby deleted and replaced with the following:
“(iii)    EM shall maintain a Compliance Management System (CMS) designed to maintain compliance with all consumer protection laws, in accordance with the FDIC’s Guidelines identified in Section II of the Compliance Examination Manual. The CMS must contain the following elements:
A.Board of Directors and management oversight.
B.Compliance program comprised of policies and procedures, training, monitoring and audit, and a consumer complaint response program as described herein.
C.An annual training schedule that ensures current, complete and accurate information on products, services, operations, consumer protection laws and regulations, internal policies and procedures, and emerging risks are addressed. All employees/third party service providers must complete training on all applicable laws and regulations upon hire and periodically thereafter. Training content and training records evidencing completion of training shall be provided to the Bank upon request.
D.A monitoring program at the transactional level identify procedural or training weaknesses and consumer compliance risks in an effort to prevent regulatory violations. The monitoring program must be evaluated and updated periodically to ensure inclusion of regulatory change, procedural change and system updates, if applicable. EM shall report details of monitoring to the Bank monthly, or as performed, including scope, testing methodology, results and corrective action if applicable. A compliance audit will complement the monitoring program and shall include an independent assessment of the EM’s internal controls and mitigation of consumer compliance risk. EM shall report details of audits conducted to the Bank monthly, including scope, testing methodology, results and corrective action if applicable.

9.Interests of the Parties. A new Section 2(h)(vi) is hereby added to the Original Agreement, which shall provide as follows:
"(vi)    RB shall maintain the Loan Documents, in either digital or hard-copy format, or in a form reasonably accessible, at its principal office in Kentucky or such other office of RB in Kentucky as shall be specified to ESPV by written notice not less than ten (10) Business Days prior to any change in location. RB shall make available to ESPV or its duly authorized representatives, attorneys or auditors a list of locations of the Loan Documents and the related accounts, records and computer systems maintained by RB at such times during RB’s normal business hours as ESPV shall reasonably instruct, which does not unreasonably interfere with RB’s normal operations or customer or employee relations."
10.Covenants of EM. Section 2(i)(vii) of the Original Agreement is hereby deleted and replaced with the following:
"(vii)    Throughout the term of this Agreement, EM shall provide RB with quarterly unaudited financial statements not later than forty five (45) calendar days from the end of each calendar quarter and audited annual financial statements not later than one hundred twenty (120) calendar days from the end of each calendar year."
11.Representations and Warranties.
(a)    Section 3(a). The first clause of Section 3(a) is hereby deleted and replaced with the following:
"RB represents and warrants to EM that:"
(b)    Section 3(b). The first clause of Section 3(b) is hereby deleted and replaced with the following:
"EM represents and warrants to RB that:"
12.Further EM Representations. A new Section 3(c) is hereby added to the Original Agreement, which shall provide as follows:
"(c)    Further EM Representations. EM further represents and warrants to RB that:
(i)    For each Account and each disbursement of proceeds of an advance in connection therewith: (A) to EM's knowledge, all information in the related Application is as obtained from either the Borrower or third-party data sources permitted by the Program Guidelines; (B) assuming the mental capacity of the Borrower (and EM has no knowledge that the Borrower lacks mental capacity), the Account and the receivables related thereto (the “Receivables”) are fully enforceable and are not subject to any defense, counterclaim, recoupment or right of setoff or rescission; (C) all required disclosures to the Borrower were delivered in compliance with applicable Law; (D) the Loan Documents are genuine and, contain complete and accurate information as provided to EM (and EM has no knowledge of inaccuracy of such information), conform to the requirements of the Program Guidelines, were prepared in conformity with the Program Guidelines, and represent the entire agreement between RB and Borrower; (E) the Account was approved in accordance with underwriting criteria that have been approved by RB and incorporated in the Program Guidelines and each advance was made in accordance with the Program Guidelines; (F) the Applicant has agreed to the Loan Document, is of a sufficient age, and to the knowledge of EM has legal capacity, to enter into, execute and deliver the Loan Documents; (G) the terms, covenants and conditions of the Loan Documents have not been waived, altered, impaired, modified or amended except in conformance with the Program Guidelines; (H) all necessary approvals required to be obtained by EM have been obtained; (I) principal payments of, and interest payments on, the loan are payable to RB and its successors and assigns in legal tender of the United States, and will not be made by EM or any of its affiliates; (J) the Loan Documents do not contain any provision pursuant to which monthly payments are paid by any source other than the Borrower; (K) the loan is denominated in dollars, and the billing address of the related Borrower and the bank account used for payments via ACH transfers on the loan are each located in the United States; (L) EM has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the applicable Borrower, directly or indirectly, for the payment of any amount required by the loan; and (M) nothing exists as to EM or its business that would prohibit the sale of the Receivables by RB;
(ii)    Each Borrower listed on a funding report is eligible for a loan (and an Advance) under the applicable Program Guidelines, as in effect from time to time; each Borrower has submitted and completed an electronically executed Application;
(iii)    EM has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the loans nor authorized the filing of, and is not aware of, any financing statements against EM that include a description of collateral covering any portion of the loans (except as contemplated by the Participation Agreement and any UCC filed pursuant thereto); the Loan Documents do not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any person (except as contemplated by the Participation Agreement) or as directed by RB;
(iv)    The loan constitutes a “payment intangible” within the meaning of Article 9 of the Uniform Commercial Code;
(v)    All information provided by EM to RB in connection with a loan, funding report, or Account is true and correct (other than information provided by a Borrower or a credit reporting agency to EM, which is true and correct to the best of EM’s knowledge); and
(vi)    Each loan is readily identifiable by the loan identification number ascribed thereto and no other outstanding loan has the same loan identification number."
13.Termination. Section 4(b)(iv) of the Original Agreement is hereby deleted and replaced with the following:
"(iv)    Either Party shall have the right to terminate this Agreement upon the termination of (A) both that certain Participation Agreement by and between RB and Elastic SPV, Ltd., dated on or about the Effective Date and amended thereafter, and that certain Participation Agreement by and between RB and Elastic SPV II Trust, dated on or about the Amendment Effective Date and amended thereafter or (B) that certain License and Support Agreement by and between RB and Elevate Decision Sciences, LLC, dated on or about the Effective Date and amended thereafter, by sending written notice to the other."
14.Notices. Notwithstanding the provisions of Section 5 of the Original Agreement, all notices to Licensor shall be addressed as follows:
If to EM:

Elastic Marketing, LLC
4150 International Plaza, Suite 300
Fort Worth, Texas 76109
Attention:    Chief Executive Officer
E-Mail:        krees@elevate.com

With a copy (for informational purposes only) to:

Coblentz, Patch, Duffy & Bass LLP
One Montgomery Street, Suite 3000
San Francisco, California 94104
Telephone:    (415) 391-4800
Attention:    Paul J. Tauber, Esq.
E-Mail:        pjt@cpdb.com

15.Ownership and Joint Marketing. Section 6(a)(iii) of the Original Agreement is hereby deleted and replaced with the following:
"(iii)    Neither FB nor EM shall rent, sell, disclose or otherwise use information concerning any Applicant received by such Party other than to perform such Party’s obligations pursuant to this Agreement. However, for purposes of clarification, EM may use any such information that is not nonpublic personal information as defined for purposes of 12 C.F.R. Part 1016 , either individually or comingled with other data, for purposes of reporting, marketing, making credit policy and underwriting decisions, and for other business purposes of EM."

16.Data Security. Section 6 of the Original Agreement is hereby amended by adding at the end thereof the following clause (g):
"(g)    Each Party shall adopt and implement industry standard written information security guidelines, which include without limitation: (i) physical, administrative, and technological controls; (ii) security training and oversight; (iii) written plans to assess and manage system failures and change controls; (iv) regular assessment of security risks and measures to prevent and detect unauthorized access; (v) collection, maintenance, transmittal and disposal of nonpublic personal information; and (vi) notice and incident response procedures. Such guidelines shall be designed to protect the security and confidentiality of nonpublic personal information in order to prevent, among other things, accidental, unauthorized or unlawful disclosure of or access to nonpublic personal financial information. The security measures implemented shall be in compliance with applicable data processing regulations (specifically, 12 C.F.R. Part 364, Appendix B, and 12 C.F.R. Part 1016) and shall be adapted to the risks presented by the Program and the nature of the nonpublic personal information obtained by the Parties in connection with the Program, having regard to the state of the art and the cost of implementation. Each Party shall inform the other of any breach of this security and confidentiality undertaking unless prohibited from doing so by Law."
17.Indemnification.
(a)    The last sentence of Section 8(a)(i) of the Original Agreement is hereby deleted and replaced with the following:
"(i) act, omission or failure by EM and/or any Third-Party Service Provider retained by EM to fulfill its obligations pursuant to this Agreement including, without limitation, complying with all applicable Laws;"
(b)    The last sentence of Section 8(a)(ii) of the Original Agreement is hereby deleted and replaced with the following:
"(ii) inaccuracy of any representation or warranty made by EM or any Third-Party Service Provider retained by EM pursuant to this Agreement;"
18.Anti-Money Laundering Requirements. All references to "Bank" set forth in Exhibit E are hereby deleted and replaced with "RB."
19.Entire Agreement. The Original Agreement, as amended by this Amendment, constitutes the entire understanding and agreement among the parties regarding the specific subject matter hereof. Except as specifically amended by this Amendment, the Original Agreement is ratified and confirmed in all respects.
20.Signatures. This Amendment may be executed in multiple counterparts, all of which together shall constitute one and the same instrument. Signatures received by facsimile, PDF file or other electronic format shall be deemed to be original signatures.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment with an effective date as of the Amendment Effective Date.

EM:

Elastic Marketing, LLC

By: /s/ Kenneth E. Rees

Name: Kenneth E. Rees

Title: CEO

LICENSEE:

Republic Bank & Trust Company

By: /s/ William R. Nelson

Name: William R. Nelson

Title: President